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Exhibit No. 10.13

THIS AMENDING AGREEMENT made as of the 30th day of September, 2015 (the "Amending Agreement").

BETWEEN:    (1) ROYAL BANK OF CANADA,
a Canadian chartered bank

(hereinafter referred to as the "Bank")

AND:     (2) BARNWELL OF CANADA, LIMITED,
incorporated under the laws of the State of Delaware

(hereinafter referred to as the "Borrower")

WHEREAS the Bank has made available to the Borrower a credit facility pursuant to a credit agreement between the parties hereto dated May 11, 2006 (the "Original Credit Agreement"), as amended to date (each amendment being an "Amendment", (collectively, the Original Credit Agreement and each Amendment being the "Credit Agreement");

NOW THEREFORE, for valuable consideration received and in consideration of the mutual promises contained in this Amending Agreement, the parties hereto, subject to the terms of this Amending Agreement, hereby amend the Credit Agreement as follows:

1.	DEFINITIONS:
Except as otherwise expressly provided herein, words and expressions defined in the Credit Agreement, when used in this Amending Agreement or in the recitals hereto, have the meanings given to them in the Credit Agreement. All references to pages, lines, sections and headings are to pages, lines, sections and headings of the Credit Agreement.

2.	AMENDMENTS TO THE CREDIT AGREEMENT:
The following amendments are hereby made to the Credit Agreement:

(a)	In the section headed "Credit Facility", delete $6,500,000 and replace with $1,000,000.

3.	CONDITIONS PRECEDENT:
The conditions precedent to the obligations of the Bank under this Amending Agreement are that the Bank shall have received a copy of this Amending Agreement duly executed by the Borrower.

4.	REPRESENTATIONS AND WARRANTIES:
The execution of this Amending Agreement shall be deemed for all purposes to constitute:

(a)	fresh representations and warranties by the Borrower in the terms contained in the Credit Agreement; and

(b)
the Borrower's confirmation that no event which constitutes, or which, with the giving of notice and/or lapse of time, would constitute an Event of Default, has occurred and is continuing or would result by reason of the execution of and delivery of this Amending Agreement.

5.	FURTHER ACTS:
The Borrower and the Bank agree to do all such further acts or things and to execute and to deliver all such deeds, instruments and other writings as may be necessary or advisable to give full effect to this Amending Agreement.

6.	INCORPORATION:
Upon the provisions of this Amending Agreement coming into force, this Amending Agreement shall be construed as one with the Credit Agreement. Accordingly, the Credit Agreement shall, where the context so requires, be read and construed throughout so as to incorporate the amendments set out herein.

7.	RATIFICATION OF THE CREDIT AGREEMENT:
Except as amended by this Amending Agreement, all terms and conditions of the Credit Agreement shall remain in full force and effect and are hereby ratified and confirmed in every respect. The Borrower further ratifies and confirms execution of the Original Credit Agreement and each Amendment as proper acts of the Borrower.

8.	NON WAIVER:
Nothing contained herein shall be deemed to be a waiver by the Bank of any Event of Default or of any breach of any covenant or other term or condition of the Credit Agreement or any security agreement given in connection therewith, or a waiver of, or to alter, affect or prejudice any right or remedy of the Bank.

9.	GOVERNING LAW:
The agreement embodied in this Amending Agreement shall be governed by and construed in accordance with the laws of the Province of Alberta and the laws of Canada applicable therein. The Borrower attorns to the jurisdiction of the courts of the Province of Alberta.

10.	SUCCESSORS AND ASSIGNS:
This Amending Agreement shall enure to the benefit of and be binding on the parties and their successors and permitted assigns.

11.	COUNTERPARTS:
This Amending Agreement may be executed in any number of counterparts, including via facsimile transmission, and all such counterparts taken together shall be deemed to constitute one and the same instrument.

[Signature page follows]

IN WITNESS WHEREOF the parties hereto have duly executed this Amending Agreement as of the date first written above.

ROYAL BANK OF CANADA

By: /s/ Maria Hushovd
Maria Hushovd
Authorized Signatory

BARNWELL OF CANADA, LIMITED

By: /s/ Russell M. Gifford

Title: Vice President & Chief Financial Officer

By: /s/ Alexander C. Kinzler

Title: Vice President, Secretary & Treasurer

We have the authority to bind the Borrower.

We acknowledge the terms and conditions of this Amending Agreement this 30th day of September 2015.

BARNWELL INDUSTRIES, INC.

By: /s/ Russell M. Gifford

Title: Executive Vice President & Chief Financial Officer

By: /s/ Alexander C. Kinzler

Title: President & Chief Operating Officer

We have the authority to bind the Guarantor